Exhibit 5.1

November 17, 2025

Hyperion DeFi, Inc.

23461 S. Pointe Drive

Suite 390

Laguna Hills, CA 92653

Ladies and Gentlemen:

We have acted as counsel to Hyperion DeFi, Inc., a Delaware corporation (the “Company”), and are rendering this opinion in connection with the registration by the Company under the Securities Act of 1933 (the “Securities Act”) of (a) the offer and sale by the Company from time to time of up to $1,000,000,000 in aggregate amount of (i) shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), (ii) shares of the Company’s preferred stock, par value $0.0001 per share (the “Preferred Stock”), (iii) one or more series of the Company’s debt securities (the “Debt Securities”), (iv) warrants (the “Warrants”) to purchase Common Stock, Preferred Stock or Debt Securities, (v) rights to subscribe for and to purchase Common Stock, Preferred Stock or Debt Securities (“Subscription Rights”), and (vi) units, comprised of one or more of the Common Stock, Preferred Stock, Debt Securities, Warrants or Rights in any combination (the “Units,” and collectively with the Common Stock, Preferred Stock, Debt Securities, Warrants and Rights, the “Securities”), pursuant to the registration statement on Form S-3 filed with the United States Securities and Exchange Commission (the “Commission”) on the date hereof (the “Registration Statement”) and (b) the issuance and sale of shares of the Company’s Common Stock, having an aggregate offering price of up to $500,000,000 (the “Shares”), pursuant to the Sales Agreement, dated November 14, 2025, (“Sales Agreement”) among the Company and Chardan Capital Markets, LLC and Cantor Fitzgerald & Co., as sales agents. The offer and sale of the Shares are being registered under the Securities Act pursuant to the Registration Statement.

We have reviewed:

(i)	the Registration Statement;

(ii)	the prospectus, filed on November 17, 2025, as supplemented by a prospectus supplement with respect to the offer and sale of the Shares, as filed with the Commission on November 17, 2025; and

(iii)	the Sales Agreement.

We have also reviewed such corporate records, certificates and other documents, and such questions of law, as we have deemed necessary or appropriate for the purposes of this opinion. We have assumed that all signatures are genuine, that all documents submitted to us as originals are authentic and that all copies of documents submitted to us conform to the originals.

We have assumed that the Shares will be duly registered on the books of the transfer agent and registrar of the Common Stock and that the Company will comply with applicable notice requirements regarding uncertificated shares provided under the Delaware General Corporation Law (the “DGCL”).

We have assumed that, at the time of the issuance, sale and delivery of each issue of Securities: (i) the execution, delivery and performance by the Company of an indenture in the form of Exhibit 4.1 to the Registration Statement and any supplement to such indenture, warrant agreement, subscription agreement, rights agreement and/or rights certificate, unit agreement, amendment to the certificate of incorporation or other relevant governing instrument (collectively, the “Documents”), as applicable, and all actions necessary for the issuance of the applicable Securities, and the form and terms thereof, will comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any agreement or instrument to which the Company is a party or by which it is bound or any court or other governmental or regulatory body having jurisdiction over the Company or otherwise; (ii) the Company will have duly authorized, executed and delivered any such Document and will have duly authorized the issuance of any such Securities, and none of such authorizations will have been modified or rescinded, and there will not have occurred any change in law affecting the validity, legally binding character or enforceability thereof; and (iii) the prospectus included in the Registration Statement will describe the Securities offered thereby or an appropriate prospectus supplement will have been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder and will describe the Securities offered thereby. We have also assumed that the Securities will be offered and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement. We have assumed further that the Documents (other than any amendment to the certificate of incorporation) will be governed by and construed in accordance with the law of the State of New York. We have further assumed that, at the time of the issuance, sale and delivery of any shares of Common Stock or Preferred Stock, or of any other Securities which are exercisable or exchangeable for, or convertible into, Common Stock or Preferred Stock, the Company will have a sufficient number of authorized but unissued shares of Common Stock or Preferred Stock, as the case may be, under its certificate of incorporation. With respect to any Document executed or to be executed by any party other than the Company, we have assumed that such party has, or will have, duly authorized, executed and delivered the Documents to which it is a party and that each such Document is, or will be, the valid and binding obligation of such party, enforceable against it in accordance with its terms.

We have assumed further that, except as to legal conclusions expressly set forth in this opinion, the information and representations and warranties contained in the agreements, instruments, records, certificates and other documents we reviewed were true, accurate and complete as of their stated date and are true, accurate and complete as of the date of this letter.

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We have relied as to certain matters on information obtained from public officials, officers of the Company, and other sources believed by us to be responsible.

Based upon the foregoing, we are of the opinion that:

1.	With respect to the Shares: the Shares have been duly authorized and, when the Registration Statement has become effective under the Securities Act and, the Shares, when duly issued and sold as contemplated by the Sales Agreement, will be validly issued, fully paid and non-assessable.

2.	With respect to the shares of Common Stock: (i) the Registration Statement and any required post-effective amendments thereto have all become effective under the Securities Act and all prospectus supplements required by applicable law have been delivered and filed as required by such laws; (ii) all necessary corporate action has been taken by the Company to authorize the issuance of the shares of Common Stock and fix or otherwise determine the consideration to be received for the shares of Common Stock and the terms of the offer and sale thereof; (iii) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities have been obtained; and (iv) the shares of Common Stock with terms so fixed have been duly issued and delivered by the Company against payment therefore in accordance with such corporate action and applicable law and as contemplated in the Registration Statement and the prospectus supplement and any pricing supplement setting forth the terms of the shares of Common Stock and the plan of distribution, then, upon the happening of such events, the shares of Common Stock will be duly authorized and validly issued and will be fully paid and non-assessable;

3.	With respect to the shares of Preferred Stock: (i) the Registration Statement and any required post-effective amendments thereto have all become effective under the Securities Act and all prospectus supplements required by applicable law have been delivered and filed as required by such laws; (ii) all necessary corporate action has been taken by the Company to establish the rights, preferences and privileges of, and limitations on, any series of the shares of Preferred Stock and to authorize the issuance of the shares of Preferred Stock of such series and fix or otherwise determine the consideration to be received for the shares of Preferred Stock of such series and the terms of the offer and sale thereof; (iii) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities have been obtained; (iv) an appropriate certificate of designations with respect to such series of shares of Preferred Stock has been duly filed in accordance with applicable law, and (v) the shares of Preferred Stock with terms so fixed have been duly issued and delivered by the Company against payment therefore in accordance with such corporate action and applicable law and as contemplated in the Registration Statement and the prospectus supplement and any pricing supplement setting forth the terms of the shares of Preferred Stock of such series and the plan of distribution, then, upon the happening of such events, such shares of Preferred Stock will be duly authorized and validly issued and will be fully paid and non-assessable;

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4.	With respect to the Debt Securities: (i) the Registration Statement and any required post-effective amendments thereto have all become effective under the Securities Act and all prospectus supplements required by applicable law have been delivered and filed as required by such law; (ii) an indenture in the form of Exhibit 4.1 to the Registration Statement and any necessary indenture supplements have been duly authorized, executed and delivered on behalf of the Company and a trustee qualified to act as such under applicable law and such indenture has been qualified under the Trust Indenture Act of 1939; (iii) all necessary corporate action has been taken by the Company to authorize the form, terms, execution and delivery of any Debt Securities; (iv) any legally required consents, approvals, authorizations and other orders of the Commission and other regulatory authorities have been obtained; and (vi) any Debt Securities have been duly executed by the Company and authenticated by a trustee in accordance with the applicable indenture, or any applicable indenture supplement, and have been duly issued and delivered against payment therefor in accordance with such corporate action and as contemplated in the Registration Statement and the prospectus supplement and any pricing supplement setting forth the terms of any Debt Securities and the plan of distribution, then, upon the happening of such events, any Debt Securities (including any Debt Securities to be issued by the Company upon the conversion or exercise of other Securities to be issued by the Company pursuant to the Registration Statement) will constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

5.	With respect to the Warrants: (i) the Registration Statement and any required post-effective amendments thereto have become effective under the Securities Act and all prospectus supplements required by applicable law have been delivered and filed as required by such laws; (ii) all necessary corporate action has been taken by the Company to authorize, execute and deliver a warrant agreement and to authorize the form, terms, execution and delivery of any Warrants and to fix or otherwise determine the consideration to be received for such Warrants and the terms of the offer and sale thereof; (iii) any legally required consents, approvals, authorizations and other orders of the Commission and other regulatory authorities have been obtained; (iv) any shares of Common Stock or Preferred Stock or any Debt Securities purchasable upon the exercise of such Warrants, as applicable, have been duly and validly authorized and reserved for issuance and sale; and (v) any warrant agreement with respect to such Warrants has been duly authorized, executed and delivered by the Company and the warrant agent, and the Warrants have been duly executed and delivered by the Company against payment of the consideration therefor in accordance with any applicable warrant agreement, and in accordance with such corporate action and applicable law and as contemplated in the Registration Statement and the related prospectus supplement setting forth the terms of such Warrants and the plan of distribution, then, upon the happening of such events, such Warrants will constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

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6.	With respect to the Rights: (i) the Registration Statement and any required post-effective amendments thereto all have become effective under the Securities Act and all prospectus supplements required by applicable law have been delivered and filed as required by such laws; (ii) all necessary corporate action has been taken by the Company to authorize, execute and deliver a rights agreement or rights certificate and to authorize the form, terms, execution and delivery of the Rights and to fix or otherwise determine the consideration to be received for the Rights and the terms of the offer and sale thereof; (iii) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities have been obtained; (iv) any shares of Common Stock or Preferred Stock or other Securities, as applicable, have been duly and validly authorized and, reserved for issuance and sale; and (v) any necessary rights agreement or rights certificate has been duly authorized, executed and delivered by the Company and the rights agent, and the Rights have been duly executed and delivered by the Company against payment of the consideration therefor in accordance with any applicable rights agreement or rights certificate, and in accordance with such corporate action and applicable law and as contemplated in the Registration Statement and the prospectus supplement setting forth the terms of the Rights and the plan of distribution, then, upon the happening of such events, the Rights will constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

7.	With respect to the Units: (i) the Registration Statement and any required post-effective amendments thereto all have become effective under the Securities Act and all prospectus supplements required by applicable law have been delivered and filed as required by such laws; (ii) all necessary corporate action has been taken by the Company to authorize, execute and deliver a unit agreement and to authorize the form, terms, execution and delivery of the Units and to fix or otherwise determine the consideration to be received for the Units and the terms of the offer and sale thereof; (iii) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities have been obtained; (iv) any shares of Common Stock or Preferred Stock, or any Debt Securities or other Securities to be issued pursuant to such Units, have been duly and validly authorized and, with respect to shares of Common Stock or Preferred Stock, reserved for issuance and sale; and (v) any necessary unit agreement has been duly authorized, executed and delivered by the Company and any other party thereto, and the Units have been duly executed and delivered by the Company against payment therefor in accordance with any applicable unit agreement, and in accordance with such corporate action and applicable law and as contemplated in the Registration Statement and the prospectus supplement setting forth the terms of the Units and the plan of distribution, then, upon the happening of such events, the Units will constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

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The foregoing opinion is subject to the following qualifications in light of the specific securities (and their governing instruments) being registered:

We express no opinion as to: (i) waivers of defenses, subrogation and related rights, rights to trial by jury, rights to object to venue, or other provisions, however expressed, altering or eliminating the rights, liabilities or benefits a party otherwise would have or bestowed by operation of law; (ii) releases or waivers of unmatured claims or rights; (iii) indemnification, contribution, exculpation, hold-harmless or arbitration provisions, disclaimers, or provisions for the non-survival of representations, to the extent they purport to indemnify any party against, or release or limit any party’s liability for, its own breach or failure to comply with statutory obligations, or to the extent such provisions are contrary to public policy; (iv) provisions for contribution, liquidated damages, penalties, forfeitures, penalty interest, interest on interest, and premiums payable upon acceleration of indebtedness; or (v) provisions purporting to supersede equitable principles, including provisions requiring amendments and waivers to be in writing and provisions making notices effective even if not actually received.

We are members of the bar of the State of New York and the Commonwealth of Massachusetts. We do not express any opinion herein on any laws other than the DGCL.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and the Company’s Current Report on Form 8-K dated the date hereof related to the offering of the Shares. We also hereby consent to the reference to our firm under the heading “Legal Matters” in the prospectus constituting part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Covington & Burling LLP

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